Exhibit 5.1

[LETTERHEAD OF COVINGTON & BURLING]

April 30, 2003

The Board of Directors of
Trustmark Corporation
248 East Capitol Street
Jackson, Mississippi 39201

Ladies and Gentlemen:

               We are acting as special counsel to Trustmark Corporation, a Mississippi corporation (the “Company”), in connection with the shelf registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Registration Statement on Form S-3 (File Nos. 333-104566, 333-104566-01, 333-104566-02, 333-104566-03 and 333-104566-04) initially filed with the Securities and Exchange Commission (the “Commission”) on April 16, 2003, and amended on April 30, 2003 (such Registration Statement, as the same may be amended from time to time, is herein referred to as the “Registration Statement”), with respect to (i) senior and subordinated debt securities of the Company (the “Debt Securities”) and (ii) junior subordinated debt securities of the Company (the “Junior Debt Securities”) to be issued in conjunction with the issuance by Trustmark Capital Trust I, Trustmark Capital Trust II, Trustmark Capital Trust III and Trustmark Capital Trust IV of trust preferred securities pursuant to the Registration Statement. The Debt Securities are to be issued pursuant to an indenture (the “Indenture”), in substantially the form set forth as Exhibit 4.1 to the Registration Statement, to be entered into by the Company and Wilmington Trust Company, as Trustee (the “Trustee”). The Junior Debt Securities are to be issued pursuant to an indenture (the “Junior Subordinated Debt Indenture”), in substantially the form set forth as Exhibit 4.3 to the Registration Statement, to be entered into by the Company and the Trustee.

               We have reviewed such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. We have assumed that each of the parties (other than the Company) has duly authorized, executed and delivered the documents to which it is a party. We have further assumed that the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Mississippi and has all requisite power, authority and legal right to execute, deliver and perform the Indenture, the Junior Subordinated Indenture, the Debt Securities and the Junior Debt Securities, and that, insofar as the law of State of Mississippi is concerned, each of the Indenture, the Junior Subordinated Indenture, the Debt Securities and the Junior Debt Securities constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms.

               We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

     Based upon the foregoing, and subject to the qualifications set forth below, we are of the opinion that, insofar as the law of the State of New York and the Federal law of the United States of America are concerned:

(1)	When, as and if: (i) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (ii) the appropriate corporate action shall have been taken by the Company to authorize the form, terms, execution and delivery of the Indenture and the terms of any series of Debt Securities, (iii) such series of Debt Securities shall have been duly sold, issued and delivered in substantially the form and containing the terms described in the Indenture and in substantially the form and containing the terms authorized by such corporate action and as contemplated by the Registration Statement and assuming compliance with the Securities Act, (iv) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities with respect to such series of Debt Securities shall have been obtained and (v) certificates evidencing such series of Debt Securities shall have been duly authenticated by the Trustee, then, upon the happening of such events, such series of Debt Securities, when issued, will be binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(2)	When, as and if: (i) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (ii) the appropriate corporate action shall have been taken by the Company to authorize the form, terms, execution and delivery of the Junior Subordinated Debt Indenture and the terms of any series of Junior Debt Securities, (iii) such series of Junior Debt Securities shall have been duly sold, issued and delivered in substantially the form and containing the terms described in the Junior Subordinated Debt Indenture and in substantially the form and containing the terms authorized by such corporate action and as contemplated by the Registration Statement and assuming compliance with the Securities Act, (iv) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities with respect to such series of Junior Debt Securities shall have been obtained and (v) certificates evidencing such series of Junior Debt Securities shall have been duly authenticated by the Trustee, then, upon the happening of such events, such series of Junior Debt Securities, when issued, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

               The foregoing opinion is subject to the qualifications that we express no opinion as to (i) waivers of defenses or statutory or constitutional rights or waivers of unmatured claims or rights, (ii) rights to indemnification, contribution or exculpation to the extent that they purport to indemnify any party against, or release or limit any party’s liability for, its own breach or failure to comply with statutory obligations, or to the extent such provisions are contrary to public policy, or (iii) rights to collection of liquidated damages or penalties.

               We are members of the bar of the State of New York. We do not purport to be experts in, and do not express any opinion on, any laws other than the law of the State of New

York, the Delaware General Corporation Law and the Federal law of the United States of America.

               We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Prospectus contained in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Covington & Burling